UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 20, 2006
       ------------------------------------------------------------------


                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)


       Maryland                   001-09279                   13-3147497
       -----------------------------------------------------------------
       (State or other       (Commission file No.)         (IRS Employer
        jurisdiction of                                       I.D. No.)
        incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
           ----------------------------------------------------------
           (Address of principal executive offices)        (Zip code)

       Registrant's telephone number, including area code  516-466-3100
                                                           ------------



         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
===============================================================================

EXPLANATORY NOTE

On December 21, 2006, the registrant filed a Current Report on Form 8-K reporting its acquisition of an industrial building leased to Ferguson Enterprises, Inc. This amendment on Form 8-K/A hereby amends such Form 8-K to provide the financial information required by Item 9.01.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

      (i)   Report of Independent Registered Public Accounting Firm         1
      (ii)  Statement of Revenues and Certain Expenses                      2
      (iii) Notes to Statement of Revenues and Certain Expenses             3-4

(b) Pro Forma Financial Information (Unaudited).

      (i)   Pro Forma Consolidated Financial Statements (Unaudited)         5
      (ii)  Pro Forma Consolidated Balance Sheet (Unaudited)                6
      (iii) Pro Forma Consolidated Income Statements (Unaudited)            7-8
      (iv)  Notes to Pro Forma Consolidated Income Statements (Unaudited)   9-12

(c) Shell Company Transactions.

          Not Applicable.

(d) Exhibits.

         Not Applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    ONE LIBERTY PROPERTIES, INC.


Dated: Great Neck, NY                               By: /s/ David W. Kalish
March 2, 2007                                     ---------------------------
                                                    David W. Kalish
                                                    Senior Vice President and
                                                    Chief Financial Officer

             Report of Independent Registered Public Accounting Firm



Board of Directors and Stockholders
One Liberty Properties, Inc.

We have audited the statement of revenues and certain expenses of 4501 Hollins Ferry Road as described in Note 1 to be acquired by OLP Baltimore LLC, a wholly owned subsidiary of One Liberty Properties, Inc. (the "Company") for the year ended December 31, 2005. The statement of revenues and certain expenses is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of revenues and certain expenses presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in Form 8-K/A of One Liberty Properties, Inc. and is not intended to be a complete presentation of 4501 Hollins Ferry Road's revenues and certain expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of 4501 Hollins Ferry Road as described in Note 1 for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.




New York, New York                                       /s/ Ernst & Young LLP
March 2, 2007





                             4501 Hollins Ferry Road

                   Statement of Revenues and Certain Expenses




                                                                 Nine Months Ended               Year Ended
                                                                    September 30,               December 31,
                                                                        2006                         2005
                                                                        ----                         ----
                                                                     (unaudited)

Revenues:
    Base rents                                                        $  838,958                  $1,524,251
    Tenant reimbursements                                                  4,996                     179,351
                                                                      ----------                  ----------
Total revenues                                                           843,954                   1,703,602
                                                                      ----------                  ----------

Certain expenses:
    Property operating expenses                                          254,434                     350,772
                                                                         -------                     -------
Total certain expenses                                                   254,434                     350,772
                                                                         -------                     -------

Revenues in excess of certain expenses                                $  589,520                  $1,352,830
                                                                      ==========                  ==========















                             See accompanying notes.

                             4501 Hollins Ferry Road
               Notes to Statement of Revenues and Certain Expenses

1. Organization and Basis of Presentation

Presented herein is the statement of revenues and certain expenses related to the operation of 4501 Hollins Ferry Road (the "Property"), an industrial building situated on approximately 28 acres in Baltimore, Maryland. The Property has approximately 367,000 square feet of leaseable space. The Property was purchased from FR Hollins Ferry LLC (the "Seller") on December 20, 2006 by OLP Baltimore, LLC, a wholly owned subsidiary of One Liberty Properties, Inc. (the "Company").

The accompanying statement of revenues and certain expenses has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the statement of revenues and certain expenses exclude certain expenses that may not be comparable to those expected to be incurred in the future operations of the aforementioned property. Items excluded consist of interest, depreciation and amortization.

2. Use of Estimates

The preparation of the statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

3. Concentration of Credit Risk

As of June 29, 2006 the Property is leased to a single tenant, Ferguson Enterprises, Inc. ("Ferguson"). Therefore, the Property's results of operations are significantly dependent on the overall health of the Tenant.

4. Revenue Recognition

The leases with the tenants are accounted for as operating leases. Base rents are recognized on a straight-line basis over the lease terms. Prior to June 29, 2006, the leases required that the tenant reimburse the landlord for certain operating costs and real estate taxes. As of June 29, 2006, the new lease with Ferguson is on a triple net lease basis.

                             4501 Hollins Ferry Road
         Notes to Statement of Revenues and Certain Expenses (Continued)

5. Leases

For the year ending December 31, 2005, the Property was leased in its entirety. For the six months ending June 29, 2006, only 36% of the Property's rentable space was leased. On June 29, 2006, the Ferguson lease commenced and was set to expire March 31, 2022 with four five year options to renew. The rent will increase every five years based on the consumer price index. The Ferguson lease provided for a tenant improvement reserve in the amount of $8,500,000. Such amount has been provided by the Seller and was in escrow at the time of purchase. Ferguson can draw on this reserve to apply towards the cost of certain tenant improvement work at portions of the property. Ferguson's base rent will increase as they draw down on the tenant improvement reserve. Ferguson will be subject to the full base rent on the sooner of completion of the improvement work or July 31, 2007. On December 20, 2006, the Seller posted a rental reserve for the Company's benefit in the amount of $416,500. This rental reserve is available each month to insure that the Company receives the full base rent through July 31, 2007. Payments received from the rental reserve will be recorded as a reduction to building and improvements rather than rental income in accordance with Emerging Issues Task Force Issue 85-27, "Recognition of Receipts From Made-up Rental Shortfalls." Ferguson is an indirect subsidiary of Wolseley PLC (NYSE:WOS). Wolseley PLC is headquartered in the United Kingdom.

6. Future Minimum Rents

Ferguson's future minimum lease payments to be received as of September 30, 2006 under a noncancellable operating lease are as follows:

                  2006                                          $      406,728
                  2007                                               1,892,912
                  2008                                               2,298,912
                  2009                                               2,298,912
                  2010                                               2,298,912
                  2011                                               2,298,912
                  Thereafter                                        23,563,848
                                                                 -------------
                                                                   $35,059,136
                                                                 =============

7.  Interim Unaudited Financial Information

The statement of revenues and certain expenses for the nine months ended September 30, 2006 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the statement of revenues and certain expenses for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

                          One Liberty Properties, Inc.

                   Pro Forma Consolidated Financial Statements
                                   (Unaudited)


On December 20, 2006, OLP Baltimore LLC, a wholly-owned subsidiary of One Liberty Properties, Inc. (the "Company") acquired real estate, in an arms length transaction, which is leased in its entirety by Ferguson Enterprises, Inc., (the "Tenant") a distributor of plumbing supplies, heaters and cooling equipment located in Baltimore, Maryland (the "Property"). On October 5, 2006, the Company sold one theater and the Company's two 50% owned theater joint ventures sold eight theaters to a single purchaser (also referred to as the "Nine Theaters"). On September 13, 2006, one of the Company's 50% owned theater joint ventures sold one theater located in Brooklyn, New York (also referred to as the "Brooklyn Theater").

The unaudited pro forma consolidated balance sheet of the Company as of September 30, 2006, has been prepared as if the Company's acquisition of the Property and sale of the Nine Theaters, sold on October 5, 2006, had been consummated on September 30, 2006. The unaudited pro forma consolidated income statements for the year ended December 31, 2005 and for the nine months ended September 30, 2006, are presented as if the Company's acquisition of the Property, sale of Nine Theaters and the Brooklyn Theater had occurred on January 1, 2005 and the effect was carried forward through the year ended December 31, 2005 and nine month period ended September 30, 2006.

The pro forma consolidated financial statements do not purport to represent what the Company's financial position or results of operations would have been assuming the completion of the Company's acquisition of the Property, sale of Nine Theaters and the Brooklyn Theater had occurred on January 1, 2005, nor do they purport to project the Company's financial position or results of operations at any future date or for any future period. These pro forma consolidated financial statements should be read in conjunction with (a) the Company's 2005 annual report on Form 10-K and the Company's Quarterly report on Form 10-Q for the period ended September 30, 2006, (b) the Company's Form 8-K filed on December 21, 2006 in connection with the acquisition of the Property and (c) the Company's Form 8-K's filed on October 11, 2006 in connection with the sale of the Nine Theaters and on September 14, 2006 in connection with the sale of the Brooklyn Theater.



                          One Liberty Properties, Inc.
                Pro Forma Consolidated Balance Sheet (Unaudited)
                            As of September 30, 2006
                             (Amounts in thousands)

                                                                                                                   The
                                                           The Company        Purchase        Sale of            Company
                                                           Historical            of            Nine            Pro Forma
                                                              (A)             Property       Theaters        as Adjusted
                                                           ----------         --------       --------        -----------

Assets
Real estate investments, at cost:
    Land                                                   $   62,869       $   6,440 (B)     $       -         $  69,309
    Buildings                                                 269,924          25,760 (B)             -           295,684
                                                           ----------       ---------         ---------         ---------
                                                              332,793          32,200                 -           364,993
Less accumulated depreciation                                  26,425               -                 -            26,425
                                                           ----------       ---------         ---------         ---------
                                                              306,368          32,200                 -           338,568

Investment in unconsolidated joint ventures                    27,600               -           (18,964) (C)        8,636
Cash and cash equivalents                                       7,508          (9,200) (B)       42,067  (C)       40,375
Unbilled rent receivable                                        7,922               -              (157) (D)        7,765
Property held for sale                                         11,097               -           (11,097) (D)            -
Escrow, deposits and other receivables                          2,223               -                 -             2,223
Investment in BRT Realty Trust (related party)                    853               -                 -               853
Deferred financing costs                                        2,925               -               (77) (D)        2,848
Other assets                                                    1,760               -                 -             1,760
Unamortized intangible lease assets                             4,549               -               (36) (D)        4,513
                                                           ----------        --------         ---------         ---------
                                                           $  372,805        $ 23,000         $  11,736         $ 407,541
                                                           ==========        ========         =========         =========

Liabilities and stockholders' equity
Mortgages payable                                           $ 196,936        $ 23,000 (B)     $  (6,671) (C)    $ 213,265
Line of credit                                                  4,000               -            (4,000) (C)            -
Dividends payable                                               3,281               -                 -             3,281
Accrued expenses and other liabilities                          3,780               -                 -             3,780
Unamortized intangible lease liabilities                        6,010               -                 -             6,010
                                                            ---------        --------         ---------         ---------
Total liabilities                                             214,007          23,000           (10,671)          226,336
                                                            ---------        --------         ---------         ---------

Stockholders' equity:
   Common stock                                                 9,802               -                 -             9,802
   Paid-in capital                                            134,281               -                 -           134,281
   Accumulated other comprehensive income                       1,015               -                 -             1,015
   Accumulated undistributed net income                        13,700               -            22,407 (D)        36,107
                                                            ---------        --------         ---------         ---------
Total stockholders' equity                                    158,798               -            22,407           181,205
                                                            ---------        --------         ---------         ---------
                                                            $ 372,805        $ 23,000         $  11,736         $ 407,541
                                                            =========        ========         =========         =========





                                                                   See accompanying notes.



                          One Liberty Properties, Inc.
               Pro Forma Consolidated Income Statement (Unaudited)
                      For the Year Ended December 31, 2005
                  (Amounts in thousands, except per share data)




                                                                                 Pro                                 The
                                                  The         Purchase          Forma                              Company
                                                Company          of             Adjust-         Sale of           Pro Forma
                                            Historical(A)    Property (B)       ments          Theaters          as Adjusted

Revenues:
    Rental income                             $  28,445       $   1,704       $     -          $ (1,213) (F)     $  28,936
                                              ---------       ---------       -------          --------          ---------

Operating expenses:
    Depreciation and amortization                 5,664               -            644 (C)          (232) (F)        6,076
    General and administrative                    4,140               -              -                 -             4,140
    Real estate expenses                            352             351           (351) (D)           (8) (F)          344
    Leasehold rent                                  308               -              -                 -               308
                                              ---------       ---------       --------         ---------         ---------
                                                 10,464             351            293              (240)           10,868
                                              ---------       ---------       --------         ---------         ---------

Operating income                                 17,981           1,353           (293)             (973)           18,068

Other income and expenses:
    Equity in earnings of unconsol-
      idated joint ventures                       2,102               -              -            (2,864) (G)         (762)
    Interest and other income                       314               -              -                 -               314
    Interest:
      Expense                                   (10,192)              -         (1,350) (E)          707 (F)       (10,835)
      Amortization of deferred
         financing costs                           (732)              -              -                 6 (F)          (726)
    Gain on sale of air rights                   10,248               -              -                 -            10,248
                                               --------       ---------       --------          --------          --------

Income from continuing operations              $ 19,721       $   1,353       $ (1,643)         $ (3,124)         $ 16,307
                                               ========       =========       ========          ========          ========


Income from continuing operations
     per common share
        basic and diluted: (H)                   $2.00                                                               $1.66
                                                 =====                                                               =====



















                                                                   See accompanying notes.




                          One Liberty Properties, Inc.
               Pro Forma Consolidated Income Statement (Unaudited)
                  For the Nine Months Ended September 30, 2006
                  (Amounts in thousands, except per share data)




                                                                                  Pro                                 The
                                                 The           Purchase          Forma                              Company
                                               Company            of             Adjust-          Sale of          Pro Forma
                                           Historical(A)     Property (B)        ments           Theaters         as Adjusted
                                           ------------      -----------         -------         --------         -----------


Revenues:
    Rental income                            $  24,459       $      844         $     -         $        -        $  25,303
                                             ---------       ----------         -------         ----------        ---------

Operating expenses:
    Depreciation and amortization                5,086                -             483 (C)              -            5,569
    General and administrative                   4,171                -               -                  -            4,171
    Real estate expenses                           201              254            (254) (D)             -              201
    Leasehold rent                                 231                -               -                  -              231
                                             ---------       ----------         -------         ----------        ---------
                                                 9,689              254             229                  -           10,172
                                             ---------       ----------         -------         ----------        ---------

Operating income                                14,770              590            (229)                 -           15,131

Other income and expenses:
    Equity in earnings of unconsol-
      idated joint ventures                      1,924                -               -             (1,899) (F)          25
    Gain on disposition of real estate
      related to unconsolidated joint venture    3,294                -               -             (3,294) (G)           -
Interest and other income                          303                -               -                  -              303
    Interest:
      Expense                                   (9,154)               -          (1,010) (E)            54 (H)      (10,110)
      Amortization of deferred
         financing costs                          (443)               -               -                  -             (443)
    Gain on sale of land and option
        to purchase property                       412                -               -                  -              412
                                              --------        ---------         -------           --------        ---------

Income from continuing operations             $ 11,106       $      590     $    (1,239)          $ (5,139)       $   5,318
                                              ========       ==========     ===========           ========        =========


Income from continuing operations
     per common share
        basic and diluted: (I)                   $1.12                                                                 $.54
                                                 =====                                                                 ====







                             See accompanying notes.

                          One Liberty Properties, Inc.
              Notes to Pro Forma Consolidated Financial Statements
                                   (Unaudited)

1. Notes to Pro Forma Consolidated Balance Sheet as of September 30, 2006

(A) To reflect the unaudited consolidated balance sheet of One Liberty Properties, Inc. (the "Company") as of September 30, 2006, as reported on the Company's Quarterly Report on Form 10-Q.

(B) To reflect the December 20, 2006 purchase allocation of the Company's acquisition of an industrial property located in Baltimore, Maryland (the "Property"), as of September 30, 2006, for approximately $32.2 million. The Company intends to account for the acquisition in accordance with SFAS 141 and 142 and is currently in the process of analyzing the fair value of the Property's in-place lease. Consequently, no value has yet been assigned to the lease in the accompanying pro forma balance sheet and therefore, the purchase price allocation is preliminary and subject to change. The Property was funded with a $23 million first mortgage and the balance was paid in cash.

(C) To reflect the October 5, 2006 sale of the Company's wholly-owned theater and the sale of eight theaters owned by two of the Company's 50% owned joint ventures (the "Nine Theaters") as of September 30, 2006, and the resulting cash proceeds.


                                                                        Company's
                                                                       Wholly-Owned          Joint Venture
                                                                         Theater               Theaters
                                                                       ------------          -------------


                  Sales price                                            $ 15,227              $136,658
                  Repayment of mortgage                                    (6,671)              (50,829)
                  Broker's commission (1)                                    (152)               (1,277)
                  Bonus (1)                                                     -                   (90)
                  Other transactional fees                                    (49)                 (603)
                  Prepayment premium and fees                                 (10)               (9,708)
                  Pay off line of credit                                   (4,000)                    -
                                                                         --------              --------

                  Remaining cash proceeds                                   4,345               $ 74,151
                                                                                                ========

                  Company's anticipated share of
                     proceeds from Joint Venture
                     Theaters, including its share of
                     excess cash held at the joint ventures                37,722               $ 37,722
                                                                        ---------

                  Net cash proceeds                                     $  42,067
                                                                        =========

                  Company's anticipated equity in net
                     earnings on sale of theaters                                                 18,758 (D)
                                                                                                --------

                  Reduction in investment in
                     unconsolidated joint ventures                                              $ 18,964
                                                                                                ========



                          One Liberty Properties, Inc.
              Notes to Pro Forma Consolidated Financial Statements
                             (Unaudited) - Continued

1. Notes to Pro Forma Consolidated Balance Sheet as of September 30, 2006 (Continued)

               (1) Broker's  commission of $1,429,000  (approximately 1% of the gross sales price), was paid to a company wholly-owned by the Chairman of the Board of Directors and Chief
                   Executive Officer and in which certain executive offices of the Company are officers and receive compensation. In addition, a bonus of $90,000 was paid by the joint ventures to two other officers of the Company, neither of whom received any compensation from the Company wholly-owned by the Chairman of the Board of Directors and Chief Executive Officer.

(D) To reflect the anticipated net earnings and equity in earnings resulting from the gain on sale of the Nine Theaters.


               Joint Venture Theaters:
               ----------------------
               Sales price                                                               $ 136,658
               Broker's commission                                                          (1,277)(2)
               Bonus                                                                           (90)(2)
               Other transactional fees                                                       (603)
               Basis of assets sold                                                        (85,611)
                                                                                         ---------
               Total gain before prepayment premium and fees                                49,077
               Prepayment premium and fees                                                  (9,708)
                                                                                         ---------
               Net                                                                          39,369
               Company's equity share                                                           50%
                                                                                         ---------
                                                                                            19,685
               Adjustment to remaining basis in investment
                 in unconsolidated joint venture                                             (927) (3)
                                                                                         --------

               Anticipated equity in net earnings - Joint Venture Theaters                  18,758
               Anticipated net earnings - Chula Vista, California Theater                    3,649 (1)
                                                                                         ---------

               Anticipated net earnings and equity
                 in net earnings on sale of theaters                                     $  22,407 (4)
                                                                                         =========

              (1) Chula Vista, California Theater:
                  -------------------------------
                  Sales price                                                            $  15,227
                  Broker's commission                                                         (152)(2)
                  Other transactional fees                                                     (49)
                  Basis of assets sold                                                     (11,367)
                                                                                         ---------
                  Total gain before prepayment premium and fees                              3,659
                  Prepayment premium and fees                                                  (10)
                                                                                         ---------

                  Anticipated net earnings on sale of theater                           $    3,649
                                                                                        ==========

               (2) Broker's  commission of $1,429,000  (approximately 1% of the gross sales price), was paid to a company wholly-owned by the Chairman of the Board of Directors and Chief
                   Executive Officer and in which certain executive offices of the Company are officers and receive compensation. In addition, a bonus of $90,000 was paid by the joint ventures to two other officers of the Company, neither of whom received any compensation from the Company wholly-owned by the Chairman of the Board of Directors and Chief Executive
                   Officer.

                          One Liberty Properties, Inc.
              Notes to Pro Forma Consolidated Financial Statements
                             (Unaudited) - Continued

1. Notes to Pro Forma Consolidated Balance Sheet as of September 30, 2006 (continued)

               (3) To reflect the adjustment for the difference between the carrying amount of the Company's investment in one joint venture and the underlying equity in net assets of such joint venture.

               (4) To be reflected in Company's fourth fiscal quarter.


2. Notes to Pro Forma Consolidated Income Statement for the Year Ended December 31, 2005

(A) To reflect the consolidated historical income statement of the Company for the year ended December 31, 2005, as reported on the Company's Form 10-K.

(B) To reflect the historical operations of the Property for the year ended December 31, 2005.

(C) To reflect straight line depreciation for the Property based on an estimated useful life of 40 years for the year ended December 31, 2005.

(D) To reflect the removal of real estate expenses due to the fact that the current lease is on a triple net basis (tenant is responsible for the expenses).

(E) To reflect the interest expense for borrowings under the mortgage note (interest at 5.79% per annum) and secured by the Property.

(F) To reflect the removal of the results of operations for the Company's wholly-owned theater, as if it was sold January 1, 2005. In addition, to adjust for interest expense which would be avoided as a result of the sale had the sale occurred on January 1, 2005.

(G) To reflect the removal of the Company's equity share of the income derived from the eight theaters and an additional theater (the "Brooklyn Theater") sold by two of the Company's joint ventures as if they were sold on January 1, 2005.

(H) Basic net income per common share is calculated based on approximately 9,838,000 weighted average common shares outstanding and diluted net income per common share is calculated based on approximately 9,843,000 weighted average common shares and common share equivalents outstanding.

3. Notes to Pro Forma Consolidated Income Statement for the Nine Months Ended September 30, 2006

(A) To reflect the consolidated historical income statement of the Company for the nine months ended September 30, 2006, as reported on the Company's Quarterly Report on Form 10-Q.

(B) To reflect the historical operations of the Property for the nine months ended September 30, 2006.

                          One Liberty Properties, Inc.
              Notes to Pro Forma Consolidated Financial Statements
                             (Unaudited) - Continued

3. Notes to Pro Forma Consolidated Income Statement for the Nine Months Ended September 30, 2006 (Continued)


(C) To reflect straight line depreciation for the Property based on an estimated useful life of 40 years for the year ended
           December 31, 2005.

(D) To reflect the removal of real estate expenses due to the fact that the current lease is on a triple net basis (tenant is responsible for the expenses).

(E) To reflect the interest expense for borrowings under the mortgage note (interest at 5.79% per annum) and secured by the Property.

(F) To reflect the removal of the Company's equity share of the income derived from the eight theaters and the Brooklyn Theater sold by two of the Company's joint ventures as if they were sold on January 1, 2005.

(G) To reflect the removal of the Company's share of the net gain on disposition from the sale of the Brooklyn Theater as if it was sold on January 1, 2005.

(H) To reflect the removal of interest expense which would have been avoided as a result of the sale of the Nine Theaters and the Brooklyn Theater had the sales occurred on January 1, 2005.

(I) Basic net income per common share is calculated based on approximately 9,921,000 weighted average common shares outstanding and diluted net income per common share is calculated based on approximately 9,924,000 weighted average common shares and common share equivalents outstanding.













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